ALASKA AIR GROUP, INC.
2016 PERFORMANCE INCENTIVE PLAN
PERFORMANCE STOCK UNIT AWARD AGREEMENT
THIS PERFORMANCE STOCK UNIT AWARD AGREEMENT (this “Agreement”) dated [AWARD DATE] by and between ALASKA AIR GROUP, INC., a Delaware corporation (the “Corporation”), and [PARTICIPANT NAME] (the “Participant”) evidences the award of stock units (the “Award”) granted by the Corporation to the Participant as to the number of stock units (the “Stock Units”) first set forth below.

Number of Stock Units[1]:	Award Date:
Performance Period:

Vesting The Award shall vest and become nonforfeitable as provided in Section 2 of the attached Terms and Conditions of Performance Stock Unit Award (the “Terms”).
The Award is granted under the Alaska Air Group, Inc. 2016 Performance Incentive Plan (the “Plan”) and subject to the Terms attached to this Agreement (incorporated herein by this reference) and to the Plan. The Award has been granted to the Participant in addition to, and not in lieu of, any other form of compensation otherwise payable or to be paid to the Participant. Capitalized terms are defined in the Plan if not defined herein. The parties agree to the terms of the Award set forth herein. The Participant acknowledges receipt of a copy of the Terms, the Plan and the Prospectus for the Plan.

ALASKA AIR GROUP, INC.
A Delaware Corporation

Benito Minicucci
Chief Executive Officer

1 Subject to adjustment under Section 7.1 of the Plan.

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TERMS AND CONDITIONS OF PERFORMANCE STOCK UNIT AWARD

1.Stock Units. As used herein, the term “stock unit” shall mean a non-voting unit of measurement which is deemed for bookkeeping purposes to be equivalent to one outstanding share of the Corporation’s Common Stock (subject to adjustment as provided in Section 7.1 of the Plan) solely for purposes of the Plan and this Agreement. The Stock Units shall be used solely as a device for the determination of the payment to eventually be made to the Participant if such Stock Units vest pursuant to this Agreement. The Stock Units shall not be treated as property or as a trust fund of any kind.
2.Performance-Based and Time-Based Vesting. Subject to Section 7 below, the Award shall vest and become nonforfeitable based on the achievement of the performance goals established by the Administrator and set forth on Exhibit A attached hereto for the Performance Period identified on the cover page of this Agreement. The number of Stock Units that shall be eligible to vest under this Agreement shall be determined based on the level of results or achievement of targets during the Performance Period for each of the performance goals as set forth in Exhibit A. Except as otherwise expressly provided in Section 7(c), any Stock Units subject to the Award that do not vest on or before the last day of the Performance Period pursuant to the provisions hereof (and have not previously terminated) shall terminate as of the last day of the Performance Period.
3.Continuance of Employment/Service Required; No Employment/Service Commitment. Except as expressly provided in Section 7, the Participant is required to remain in employment or service with the Corporation or one of its Subsidiaries through the applicable vesting date as a condition to the vesting of any portion of the Award and the rights and benefits under this Agreement. Except as expressly provided in Section 7(b) below, employment or service for only a portion of the vesting period, even if a substantial portion, will not entitle the Participant to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of employment or services as provided in Section 7 below or under the Plan.
Nothing contained in this Agreement or the Plan constitutes an employment or service commitment by the Corporation, affects the Participant’s status as an employee at will who is subject to termination without cause, confers upon the Participant any right to remain employed by or in service to the Corporation, interferes in any way with the right of the Corporation at any time to terminate such employment or services, or affects the right of the Corporation to increase or decrease the Participant’s other compensation or benefits. Nothing in this paragraph, however, is intended to adversely affect any independent contractual right of the Participant without his or her consent thereto.
4.Limitations on Rights Associated with Units. The Participant shall have no rights as a stockholder of the Corporation, no dividend rights and no voting rights, with respect to the Stock Units and any shares of Common Stock underlying or issuable in respect of such Stock Units until such shares of Common Stock are actually issued to and held of record by the Participant. No adjustments will be made for dividends or other rights of a holder for which the record date is prior to the date of issuance of the stock certificate.
5.Restrictions on Transfer. Neither the Award, nor any interest therein or amount or shares payable in respect thereof may be sold, assigned, transferred, pledged or otherwise disposed of, alienated or encumbered, either voluntarily or involuntarily. The transfer restrictions in the preceding sentence shall not apply to (a) transfers to the Corporation, or (b) transfers by will or the laws of descent and distribution.
6.Timing and Manner of Payment of Stock Units. On or as soon as administratively practical following the date on which any Stock Units subject to this Award vest pursuant to Section 2 or Section 7(b) (and in all events within two and one-half months after such vesting event), the Corporation shall deliver to the Participant a number of shares of Common Stock (either by delivering one or more certificates for such shares or by entering such shares in book entry form, as determined by the Corporation in its discretion) equal to the number of Stock Units subject to this Award that vest on such date. The Corporation’s obligation to deliver shares of Common Stock or otherwise make payment with respect to vested Stock Units is subject to the condition precedent that the Participant or other person entitled under the Plan to receive any shares with respect to the vested Stock Units deliver to the Corporation any representations or other documents or assurances that the Administrator may deem necessary or desirable to assure compliance with all applicable legal and accounting requirements. The Participant shall have no further rights with respect to any Stock Units that are paid or that terminate pursuant to Section 7.
7.Effect of Termination of Employment or Service.
(a)General. Except as expressly provided in Sections 7(b) and 7(c), if the Participant’s employment or service with the Corporation or one of its Subsidiaries terminates for any reason prior to the last day of the Performance Period (the last day that the Participant is employed by or provides services to the Corporation or a Subsidiary is referred to as the Participant’s “Severance Date”), the Participant’s Stock Units

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shall terminate on the Participant’s Severance Date. If any unvested Stock Units are terminated hereunder (whether pursuant to this Section 7 or otherwise), such Stock Units shall automatically terminate and be cancelled as of the applicable termination date without payment of any consideration by the Corporation and without any other action by the Participant, or the Participant’s beneficiary or personal representative, as the case may be, and the Participant shall have no right with respect thereto or in respect thereof. If the Participant is rendering services other than as an employee or a director, the Administrator shall be the sole judge of whether the Participant continues to render services for purposes of this Agreement.
(b)Death, Disability, Retirement. Notwithstanding Section 7(a), if the Participant’s Separation from Service occurs during the Performance Period as a result of the Participant’s death, Disability or Retirement, (i) the Participant’s Stock Units shall be subject to pro-rata vesting such that the number of Stock Units subject to the Award (if any) that shall become vested as of the conclusion of the Performance Period shall equal (A) the number of Stock Units subject to the Award that would have vested as of the conclusion of the Performance Period in accordance with Section 2 above (assuming no termination of the Participant’s employment or service had occurred), multiplied by (B) a fraction, the numerator of which shall be the number of calendar days that elapsed during the Performance Period through the Participant’s Severance Date, and the denominator of which shall be the number of calendar days in the Performance Period; and (ii) any Stock Units subject to the Award that do not vest in accordance with the foregoing clause (i) shall terminate as of the last day of the Performance Period. If a Participant’s employment or service is terminated in the circumstances described in Section 7(c) and in the circumstances described in this Section 7(b), the provisions of Section 7(c) shall control.
(c)Certain Terminations in Connection with Change of Control. Notwithstanding Section 7(a), the Award, to the extent then outstanding and not vested, shall become fully vested with respect to the number of Stock Units set forth on the cover page of this Agreement (subject to adjustment under Section 7.1 of the Plan) if (i) the Participant’s Severance Date occurs as a result of a termination of the Participant’s employment by the Corporation or one of its Subsidiaries without Cause or by the Participant for Good Reason, and (ii) the Participant’s Severance Date occurs both during the Performance Period and during the period commencing six (6) months before a Change of Control and ending twenty-four (24) months after such Change of Control. In the event that the Participant’s Severance Date occurred before the Change of Control and the Participant is entitled to accelerated vesting of the Award pursuant to this Section 7(c) in connection with such Change of Control, the Award, to the extent it had not vested and was purported to have terminated on the Participant’s Severance Date pursuant to Section 7(a), shall be reinstated (as though no such termination of employment had occurred) and shall automatically become fully vested as of the date of the Change of Control (even if after the Performance Period but only if the termination of employment occurred during the Performance Period). For avoidance of doubt, if the Award is accelerated under this Section 7(c), the performance-based vesting provisions of Section 2 shall be disregarded.
(d)Defined Terms. For purposes of the Award, the terms “Cause,” “Change of Control,” “Disability,” “Good Reason” and “Retirement” have the meanings ascribed to such terms on Exhibit B hereto.
8.Adjustments Upon Specified Events. Upon the occurrence of certain events relating to the Corporation’s stock contemplated by Section 7.1 of the Plan (including, without limitation, an extraordinary cash dividend on such stock), the Administrator shall make adjustments in accordance with such section in the number of Stock Units then outstanding and the number and kind of securities that may be issued in respect of the Award. No such adjustment shall be made with respect to any ordinary cash dividend paid on the Common Stock. For purposes of clarity, the provisions of Exhibit A control as to any adjustment of the performance goals, criteria or metrics.
9.Tax Withholding. Subject to Section 8.1 of the Plan, upon any distribution of shares of Common Stock in respect of the Stock Units, the Corporation shall automatically reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of whole shares, valued at their then fair market value (determined in accordance with the applicable provisions of the Plan), to satisfy any withholding obligations of the Corporation with respect to such distribution of shares at the minimum applicable withholding rates. In the event that the Corporation cannot legally satisfy such withholding obligations by such reduction of shares, or in the event of a cash payment or any other withholding event in respect of the Stock Units, the Corporation shall be entitled to require a cash payment by or on behalf of the Participant and/or to deduct from other compensation payable to the Participant any sums required by federal, state or local tax law to be withheld with respect to such distribution or payment.
10.Notices. Any notice to be given under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal office to the attention of the Secretary, and to the Participant at the Participant’s last address reflected on the Corporation’s records, or at such other address as either party may hereafter designate in writing to the other. Any such notice shall be given only when received, but if the Participant is no longer employed by or providing services to the Corporation or a Subsidiary, shall be deemed to

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have been duly given by the Corporation when enclosed in a properly sealed envelope addressed as aforesaid, registered or certified, and deposited (postage and registry or certification fee prepaid) in a post office or branch post office regularly maintained by the United States Government.
11.Plan. The Award and all rights of the Participant under this Agreement are subject to the terms and conditions of the provisions of the Plan, incorporated herein by reference. The Participant agrees to be bound by the terms of the Plan and this Agreement. The Participant acknowledges having read and understanding the Plan, the Prospectus for the Plan, and this Agreement. Unless otherwise expressly provided in other sections of this Agreement, provisions of the Plan that confer discretionary authority on the Board or the Administrator do not (and shall not be deemed to) create any rights in the Participant unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Board or the Administrator so conferred by appropriate action of the Board or the Administrator under the Plan after the date hereof.
12.Entire Agreement. This Agreement and the Plan together constitute the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof. The Plan and this Agreement may be amended pursuant to Section 8.6 of the Plan. Such amendment must be in writing and signed by the Corporation. The Corporation may, however, unilaterally waive any provision hereof in writing to the extent such waiver does not adversely affect the interests of the Participant hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.
13.Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Corporation as to amounts payable and shall not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. The Participant shall have only the rights of a general unsecured creditor of the Corporation with respect to amounts credited and benefits payable, if any, with respect to the Stock Units, and rights no greater than the right to receive the Common Stock as a general unsecured creditor with respect to Stock Units, as and when payable hereunder.
14.Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.
15.Section Headings. The section headings of this Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.
16.Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to conflict of law principles thereunder.
17.Section 409A.
(a)It is intended that the terms of the Award shall either be exempt from or comply with Section 409A of the Code (including the Treasury regulations and other published guidance relating thereto) (“Code Section 409A”) so as not to subject the Participant to payment of any additional tax, penalty or interest imposed under Code Section 409A. The provisions of this Agreement shall be construed and interpreted to avoid the imputation of any such additional tax, penalty or interest under Code Section 409A yet preserve (to the nearest extent reasonably possible) the intended benefit payable to the Participant.
(b)Notwithstanding any provision of this Agreement to the contrary, if the Participant is a “specified employee” within the meaning of Treasury Regulation Section 1.409A-1(i) as of the date of the Participant’s Separation from Service, the Participant shall not be entitled to any payment or benefit pursuant to Section 7(b) or Section 7(c) hereof until the earlier of (i) the date which is six (6) months after the Participant’s Separation from Service for any reason other than death, or (ii) the date of the Participant’s death. Any amounts otherwise payable to the Participant upon or in the six (6) month period following the Participant’s Separation from Service that are not so paid by reason of this Section 17(c) shall be paid (without interest) as soon as practicable (and in all events within thirty (30) days) after the date that is six (6) months after the Participant’s Separation from Service (or, if earlier, as soon as practicable, and in all events within thirty (30) days, after the date of the Participant’s death). The provisions of this Section 17(b) shall only apply if, and to the extent, required to avoid the imputation of any tax, penalty or interest pursuant to Code Section 409A. For purposes hereof, “Separation from Service” means a “separation from service” within the meaning of Treasury Regulation Section 1.409A-1(h)(1), without regard to the optional alternative definitions available thereunder (i.e. generally a termination of the Participant’s employment with the Corporation or a Subsidiary).
18.Clawback Policy. The Stock Units are subject to the terms of the Corporation’s recoupment, clawback or similar policy as it may be in effect from time to time, as well as requirements of applicable law, including but not limited to restrictions on executive compensation levels under the Coronavirus Aid, Relief and Economic Security (CARES) Act, any of which could in certain circumstances require repayment or forfeiture of

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the Stock Units or any shares of Common Stock or other cash or property received with respect to the Stock Units (including any value received from a disposition of the shares acquired upon payment of the Stock Units).
19.No Advice Regarding Grant. The Participant is hereby advised to consult with his or her own tax, legal and/or investment advisors with respect to any advice the Participant may determine is needed or appropriate with respect to the Stock Units (including, without limitation, to determine the foreign, state, local, estate and/or gift tax consequences with respect to the Award). Neither the Corporation nor any of its officers, directors, affiliates or advisors makes any representation (except for the terms and conditions expressly set forth in this Agreement) or recommendation with respect to the Award. Except for the withholding rights set forth in Section 9 above, the Participant is solely responsible for any and all tax liability that may arise with respect to the Award.

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EXHIBIT A TO ___________________ AWARD
PERFORMANCE GOALS
______________________________ Performance Period

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EXHIBIT B
DEFINITIONS
For purposes of the Award, the following terms shall have the meanings set forth in this Exhibit B.
“Cause” means the occurrence of any of the following:
(i)the Participant is convicted of, or has pled guilty or nolo contendere to, a felony (other than traffic related offenses or as a result of vicarious liability); or
(ii)the Participant has engaged in acts of fraud, material dishonesty or other acts of willful misconduct in the course of his or her duties to the Corporation; or
(iii)the Participant willfully and repeatedly fails to perform or uphold his or her duties to the Corporation; or
(iv)the Participant willfully fails to comply with reasonable directives of the Board which are communicated to him or her in writing;
provided, however, that no act or omission by the Participant shall be deemed to be “willful” if the Participant reasonably believed in good faith that such acts or omissions were in the best interests of the Corporation.
“Change of Control” means the occurrence of any of the following:
(i)    the consummation of:
(A)    any consolidation or merger of the Corporation in which the Corporation is not the continuing or surviving corporation or pursuant to which shares of common stock of the Corporation would be converted into cash, securities or other property, other than a merger of the Corporation in which the holders of common stock of the Corporation immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger; or
(B)    any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, the assets of the Corporation~~.~~;
(ii)    at any time during a period of twenty-four (24) months, fewer than a majority of the members of the Board are Incumbent Directors. “Incumbent Directors” means (A) individuals who constitute the Board at the beginning of such period; and (B) individuals who were nominated or elected by all of, or a committee composed entirely of, the individuals described in (A); and (C) individuals who were nominated or elected by individuals described in (B);
(iii)    any Person (meaning any individual, entity or group within the meaning of Section 13(d)(3) or 14(d) of the Exchange Act) shall, as a result of a tender or exchange offer, open market purchases, privately-negotiated purchases or otherwise, become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of the then-outstanding securities of the Corporation ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of members of the Board (“Voting Securities” to be calculated as provided in paragraph (d) of Rule 13d-3 in the case of rights to acquire common stock of the Corporation) representing 20% or more of the combined voting power of the then-outstanding Voting Securities; or
(iv)    approval by the stockholders of the Corporation of any plan or proposal for the liquidation or dissolution of the Corporation.
Unless the Board shall determine otherwise, a Change of Control shall not be deemed to have occurred by reason of any corporate reorganization, merger, consolidation, transfer of assets, liquidating distribution or other transaction entered into solely by and between the Corporation and any affiliate thereof, provided

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such transaction has been approved by at least two-thirds (2/3) of the Incumbent Directors (as defined above) then in office and voting.
Notwithstanding the foregoing, in no event shall a transaction or other event that occurred prior to the date of grant of the Award constitute a Change of Control, and no Change of Control after the first Change of Control to occur after the grant date shall be considered for purposes of the Award.
“Disability” means a “permanent and total disability” (within the meaning of Section 22(e)(3) of the Code or as otherwise determined by the Administrator).
“Good Reason” means, without the Participant’s express written consent, the occurrence of any one or more of the following:
•a material reduction in the Participant’s annual base salary;
•a material diminution or reduction of the Participant’s authority, duties, or responsibilities;
•a material change in the geographic location at which the Participant must perform services; or
•any material breach by the Corporation of any other provision of this Agreement;
provided, however, that any such condition shall not constitute “Good Reason” unless both (x) the Participant provides written notice to the Corporation of the condition claimed to constitute Good Reason within ninety (90) days of the initial existence of such condition, and (y) the Corporation fails to remedy such condition within thirty (30) days of receiving such written notice thereof; and provided, further, that in all events the termination of the Participant’s employment with the Corporation shall not be treated as a termination for “Good Reason” unless such termination occurs not more than two (2) years following the initial existence of the condition claimed to constitute “Good Reason.”
“Retirement” means that, as of the Participant’s Severance Date, the Participant either (i) has attained age 55 with at least five (5) full years of service with the Corporation and its Subsidiaries, or (ii) has attained age 60, or (iii) is a participant in and is entitled to commence a benefit under a defined benefit plan sponsored by the Corporation or any of its Subsidiaries and has at least 10 years of service with the Corporation and its Subsidiaries.
“Separation from Service” means a “separation from service” within the meaning of Treasury Regulation Section 1.409A-1(h)(1), without regard to the optional alternative definitions available thereunder (i.e. generally a termination of the Participant’s employment with the Corporation or a Subsidiary).

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